Exhibit 99.2

VERSAR, INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Balance Sheet

As of September 25, 2015

(In thousands, except share amounts)

	Versar	JCSS	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$396	$-	-		396
Accounts receivable, net	47,580	9,216	(1,500)	a	55,296
Inventory, net	1,227	-	-		1,227
Prepaid expenses and other current assets	2,508	15	-		2,523
Deferred income taxes	1,396	322	(322)	b	1,396
Income tax receivable	915	-	-		915
Total current assets	54,022	9,553	(1,822)		61,753
Property and equipment, net	2,042	29	-		2,071
Deferred income taxes, non-current	441	-	-		441
Goodwill and Intangible assets, net	20,454	14,446	1,678	c	36,578
Other assets	252	-	-		252
Total assets	$77,211	$24,028	(144)		101,095

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$23,211	$2,308	(162)	a	25,357
Accrued salaries and vacation	2,499	1,438	(1,438)	a	2,499
Line of Credit	1,770				1,770
Other current liabilities	653	3,738	-		4,391
Notes payable, current	3,329		5,000	d	8,329
Total current liabilities	31,462	7,484	3,400		42,346
Notes payable, non-current	5,375		13,000	d	18,375
Other long-term liabilities	1,446	5,217	(5,217)	b	1,446
Total liabilities	38,283	12,701	11,183		62,167
Commitments and contingencies	-

Stockholders' equity
Common stock $.01 par value	101	-	-		101
Capital in excess of par value	30,889	-	-		30,889
Retained earnings	10,010	11,327	(11,327)		10,010
Treasury stock, at cost	(1,460)	-	-		(1,460)
Paid in Capital	-	-	-		-
Accumulated other comprehensive loss; foreign currency translation	(612)	-	-		(612)
Total stockholders' equity	38,928	11,327	(11,327)		38,928
Total liabilities and stockholders' equity	$77,211	$24,028	(144)		101,095

Notes to unaudited pro forma consolidated Balance Sheet

a The seller retained $1.5million of Accounts Receivable and $1.6million of Accrued Expenses

b All deferred income taxes have been eliminated for the pro forma presentation

c This is an estimated of Goodwill and Intangibles which is subject to adjustment based on the final valuation analysis

d Bank of America financing facility of $20million net of $2million repayment of other debt

VERSAR, INC. AND SUBSIDIARIES

Unaudited Pro forma Consolidated Statement of Operations

Year ended June 26, 2015

(In thousands, except per share amounts)

	Versar	JCSS	Pro Forma Adj		Pro Forma
GROSS REVENUE	$159,877	$39,004			$198,881
Purchased services and materials, at cost	90,289	-			90,289
Direct costs of services and overhead	55,797	33,106			88,903
GROSS PROFIT	13,791	5,899			19,690

Selling, general and administrative expenses	11,003	1,818			12,821
OPERATING (LOSS) INCOME	2,788	4,081	-		6,869

OTHER (INCOME) EXPENSE
Interest income	(2)	(2)	2		(2)
Interest expense	447	-			447
(LOSS) INCOME BEFORE INCOME TAXES, FROM CONTINUING OPERATIONS	2,343	4,083	(2)		6,424

Income tax (benefit) expense	936	1,489	16	e	2,441

NET (LOSS) INCOME FROM CONTINUING OPERATIONS	$1,407	$2,595	(19)		3,983

NET (LOSS) INCOME PER SHARE-BASIC and DILUTED
Continuing operations	$0.14				0.41

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING-DILUTED	9,771				9,771

Notes to unaudited pro forma Consolidated Statement of Operations

e To adjust to effective pro forma rate of 38%

VERSAR, INC. AND SUBSIDIARIES

Unaudited Pro forma Consolidated Statement of Operations

For the 3 months ended September 25, 2015

(In thousands, except per share amounts)

	Versar	JCSS	Pro Forma Adj		Pro Forma

GROSS REVENUE	$44,905	$7,860			$52,765
Purchased services and materials, at cost	29,767	-			29,767
Direct costs of services and overhead	12,826	6,631			19,457
GROSS PROFIT	2,312	1,228			3,540

Selling, general and administrative expenses	2,854	302			3,156
OPERATING (LOSS) INCOME	(542)	927			385

OTHER (INCOME) EXPENSE
Interest expense	175	(1)	(1)		174
(LOSS) INCOME BEFORE INCOME TAXES	(717)	927	1		211

Income tax (benefit) expense	(286)	349	17	e	80

NET (LOSS) INCOME	$(431)	$579	(17)		131

NET (LOSS) INCOME PER SHARE-BASIC and DILUTED
NET (LOSS) INCOME PER SHARE-BASIC and DILUTED	$(0.04)				0.01

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING-BASIC	9,808				9,808

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING-DILUTED	9,808				9,808

Notes to unaudited pro forma Consolidated Statement of Operations

e To adjust to effective pro forma rate of 38%